UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

BIOVEST INTERNATIONAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (508) 793-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 1.03.	Bankruptcy or Receivership.

On November 10, 2008, Biovest International, Inc. (the “Company”) and its subsidiaries filed a voluntary petition to reorganize under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, Case No. 8:08-bk-17796. The Company anticipates continuing operations without interruption as the Debtor-In-Possession. Largely due to disruption in the worldwide debt and equity markets and the decline in the Company’s share price, financing options were believed to be extremely limited. The Company and its subsidiaries filed the petitions in reorganization to enable them to continue to focus on their core business operations and to continue the development of their drug portfolio, including BiovaxID®, which recently announced Phase 3 clinical trial results. The Company issued a press release dated November 10, 2008 announcing the filings (attached as Exhibit 99.1 hereto).

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Alan M. Pearce
Chief Financial Officer

Date: November 10, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 10, 2008 titled “Biovest International Announces Reorganization Plan to Maximize Long-Term Shareholder Value, Fully Pay All Creditors and Continue Operations to Commercialize its Drugs and Technologies”

4